UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

Nemus Bioscience, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Town Center Drive, Suite 1770, Costa Mesa, CA	92626
(Address of principal effective offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 396-0330

______________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Nemus Bioscience, Inc., a Nevada corporation (the "Registrant") held its annual meeting of shareholders ("Annual Meeting") on July 12, 2016. A total of 13,415,981 shares of common stock representing approximately 53% of the shares entitled to vote and constituting a quorum, were represented in person or by proxy at the Annual Meeting. The following is a brief description of each matter voted upon at the Annual Meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1. To elect the following five directors for a one-year term to expire at the 2017 annual meeting of stockholders:

Director Name	For	Withheld	Broker Non-Votes
Brian S. Murphy	13,398,655	17,326	0
Cosmas N. Lykos	13,398,155	17,826	0
Gerald W. McLaughlin	13,398,155	17,826	0
Thomas A. George	13,398,655	17,326	0
Douglas S. Ingram	13,398,655	17,326	0

In accordance with the above results, each nominee was elected to serve as a director.

2. To ratify the selection of Mayer Hoffman McCann P.C. as the Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Abstain	Broker Non-Votes
13,415,981	0	0	0

In accordance with the above results, the selection of Mayer Hoffman McCann P.C. was ratified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemus Bioscience, Inc.

Date: July 13, 2016	By:	/s/ Brian S. Murphy
Brian S. Murphy Chief Executive Officer

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